Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
August 1, 2013	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS SECOND QUARTER RESULTS

COMPARABLE STORE SALES INCREASE 2.9%

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its second quarter ended June 30, 2013. Total revenues for the second quarter of 2013 increased 5.2%, or $9.5 million, to $191.9 million from $182.4 million for the second quarter of 2012. The increase primarily related to a 2.9% increase in comparable store sales, as well as additional revenues generated from new store development.

Net income for the second quarter ended June 30, 2013 increased 77.5%, or $3.1 million, to $7.2 million as compared to $4.1 million for the second quarter of 2012. Diluted earnings per share increased to $0.42 per share for the second quarter of 2013 from $0.23 per share for the second quarter of 2012.

For the first six months of 2013, total revenues increased 4.2%, or $18.0 million, to $447.2 million as compared to $429.2 million for the first six months of 2012. The increase in total revenues was primarily related to a 2.2% increase in comparable store sales, as well as additional revenues generated from new store development.

Net income for the first six months of 2013 increased 11.3%, or $4.1 million, to $40.5 million as compared to $36.4 million for the first six months of 2012. Diluted earnings per share for the first six months of 2013 increased to $2.34 per share as compared to diluted earnings per share of $2.05 for the first six months of 2012. Diluted earnings per share for the first six months of 2013 benefitted approximately $0.06 from our repurchase of approximately one million shares of our common stock since the beginning of the 2012 fiscal year.

On July 29, 2013, the Company’s Board of Directors declared a cash dividend of $0.24 per share. This cash dividend is scheduled to be paid on October 3, 2013 to stockholders of record as of September 5, 2013.

Michael Magusiak, President and Chief Executive Officer, stated, “Our management team is pleased with the revenue and profit results of the second quarter and first half of 2013. Revenue in the second quarter increased 5.2%, driven by our 2.9% growth in comparable store sales and new store development. The combination of increased revenue and the implementation of our profit strategies improved our store level operating margins by 250 basis points.”

Magusiak added, “We believe that we have developed a solid plan to increase comparable store sales, grow our concept with both domestic and international new locations and improve our profitability. Our team is focused and dedicated to executing and continuously improving our strategy.”

Business Outlook:

Through the end of July, our comparable store sales have increased 1.6%. We continue to project comparable store sales of 1.5% to 2.5% for fiscal 2013, and we are increasing our diluted earnings per share guidance to be in a range of $2.90 to $3.05, including the following assumptions:

•	12-15 new Company-owned stores, including one store relocation;

•	Average cheese block prices in the range of $1.75 to $1.85 per pound;

•	Depreciation and amortization to remain relatively flat with the prior year;

•	Rent expense to increase approximately 4-5% from the prior year;

•	Advertising expense to increase approximately $6 million from the prior year;

•	Capital expenditures to range from approximately $75 to $80 million; and

•	Payment of four quarterly dividends totaling approximately $17 million.

Second Quarter 2013 Conference Call:

The Company will host a conference call Thursday, August 1, 2013, at 3:30 p.m. Central Time to discuss its second quarter 2013 financial results and business outlook. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website for a minimum of 60 days.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 567 Chuck E. Cheese’s stores located in 47 states and nine foreign countries and territories. Currently, 514 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas, as well as a variety of dining options including pizzas, sandwiches, wings, appetizers, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $10 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed with the Securities and Exchange Commission (“SEC”) on February 21, 2013. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our strategic plan;

•	Competition in both the restaurant and entertainment industries;

•	Changes in consumer discretionary spending;

•	Impacts on our business and financial results from economic uncertainty in the U.S. and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues;

•	Increases in food, labor and other operating costs;

•	Unanticipated costs and delays in implementing our strategic plan;

•	Government regulations, including health care reform;

•	Existence or occurrence of certain public health issues;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Any disruption of our commodity distribution system, which currently utilizes a single distributor for most of our products and supplies;

•	Product liability claims and product recalls;

•	Inadequate insurance coverage;

•	Disruptions of our information technology systems and technologies;

•	Litigation risks;

•	Our dependence on a limited number of suppliers for our games, rides, redemption prizes and merchandise;

•	Adverse effects of local conditions, natural disasters and other events;

•	Increases in our leverage;

•	Loss of certain key personnel;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Three Months Ended				Six Months Ended
	June 30,		July 1,		June 30,		July 1,
	2013		2012		2013		2012
REVENUES:
Food and beverage sales	$86,517	45.1%	$84,882	46.5%	$202,318	45.2%	$200,784	46.8%
Entertainment and merchandise sales	103,926	54.1%	96,274	52.8%	242,328	54.2%	225,798	52.6%

Total Company store sales	190,443	99.2%	181,156	99.3%	444,646	99.4%	426,582	99.4%
Franchise fees and royalties	1,501	0.8%	1,259	0.7%	2,601	0.6%	2,591	0.6%

Total revenues	191,944	100.0%	182,415	100.0%	447,247	100.0%	429,173	100.0%

OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below)(1)	20,926	24.2%	21,025	24.8%	48,965	24.2%	49,236	24.5%
Cost of entertainment and merchandise (exclusive of items shown separately below)(2)	6,948	6.7%	7,170	7.4%	16,280	6.7%	16,145	7.2%

Total cost of food, beverage, entertainment and merchandise(3)	27,874	14.6%	28,195	15.6%	65,245	14.7%	65,381	15.3%
Labor expenses(3)	55,085	28.9%	53,385	29.5%	117,940	26.5%	115,053	27.0%
Depreciation and amortization(3)	19,207	10.1%	19,091	10.5%	39,063	8.8%	38,830	9.1%
Rent expense (3)	19,217	10.1%	18,957	10.5%	38,976	8.8%	37,915	8.9%
Other store operating expenses(3)	31,872	16.7%	30,702	16.9%	64,374	14.5%	62,266	14.6%

Total Company store operating costs(3)	153,255	80.5%	150,330	83.0%	325,598	73.2%	319,445	74.9%
Other costs and expenses:
Advertising expense	10,618	5.5%	8,106	4.4%	22,316	5.0%	16,981	4.0%
General and administrative expenses	14,380	7.5%	13,062	7.2%	29,421	6.6%	26,704	6.2%
Asset impairments	226	0.1%	2,374	1.3%	226	0.1%	2,723	0.6%

Total operating costs and expenses	178,479	93.0%	173,872	95.3%	377,561	84.4%	365,853	85.2%

Operating income	13,465	7.0%	8,543	4.7%	69,686	15.6%	63,320	14.8%
Interest expense	2,039	1.1%	2,083	1.1%	4,231	0.9%	4,054	0.9%

Income before income taxes	11,426	6.0%	6,460	3.5%	65,455	14.6%	59,266	13.8%
Income taxes	4,187	2.2%	2,381	1.3%	24,959	5.6%	22,883	5.3%

Net income	$7,239	3.8%	$4,079	2.2%	$40,496	9.1%	$36,383	8.5%

Earnings per share:
Basic	$0.42		$0.23		$2.35		$2.06
Diluted	$0.42		$0.23		$2.34		$2.05
Weighted average common shares outstanding:
Basic	17,057		17,599		17,211		17,692
Diluted	17,138		17,640		17,295		17,745
Cash dividends declared per share	$0.24		$0.22		$0.48		$0.44

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note - Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30,	December 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$20,195	$19,636
Other current assets	58,446	66,423

Total current assets	78,641	86,059
Property and equipment, net	691,812	703,956
Other noncurrent assets	12,612	11,791

Total assets	$783,065	$801,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$1,003	$1,060
Other current liabilities	87,527	82,080

Total current liabilities	88,530	83,140
Capital lease obligations, less current portion	20,893	21,656
Revolving credit facility borrowings	352,000	389,500
Other noncurrent liabilities	163,484	164,236

Total liabilities	624,907	658,532
Stockholders’ equity	158,158	143,274

Total liabilities and stockholders’ equity	$783,065	$801,806

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,	July 1,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40,496	$36,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,429	39,208
Deferred income taxes	(1,552)	(403)
Stock-based compensation expense	4,225	3,705
Other adjustments	(1,036)	3,008
Changes in operating assets and liabilities:
Operating assets	1,175	(5,797)
Operating liabilities	9,955	3,683

Net cash provided by operating activities	92,692	79,787

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(32,080)	(50,345)
Other investing activities	2,730	270

Net cash used in investing activities	(29,350)	(50,075)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on revolving credit facility	(37,500)	(6,200)
Dividends paid	(4,372)	(8,016)
Restricted stock returned for payment of taxes	(2,163)	(2,612)
Purchases of treasury stock	(18,112)	(14,353)
Other financing activities	(275)	229

Net cash used in financing activities	(62,422)	(30,952)

Effect of foreign exchange rate changes on cash	(361)	3

Change in cash and cash equivalents	559	(1,237)
Cash and cash equivalents at beginning of period	19,636	18,673

Cash and cash equivalents at end of period	$20,195	$17,436

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following table set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
	(in thousands, except percentages)
Total revenues	$191,944	$182,415	$447,247	$429,173

Net income	$7,239	$4,079	$40,496	$36,383
Add:
Interest expense	2,039	2,083	4,231	4,054
Income taxes	4,187	2,381	24,959	22,883
Depreciation and amortization	19,412	19,272	39,429	39,208

EBITDA	$32,877	$27,815	$109,115	$102,528

EBITDA as a percent of total revenues	17.1%	15.2%	24.4%	23.9%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures, and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before interest expense, income taxes and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

FREE CASH FLOW AND STORE COUNT INFORMATION

(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Six Months Ended
	June 30,	July 1,
	2013	2012
	(in thousands)
Cash provided by operating activities	$92,692	$79,787
Less:
Capital expenditures and franchise acquisitions	32,080	50,345
Dividend payments	4,372	8,016

Free Cash Flow	$56,240	$21,426

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures and dividend payments.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, franchise acquisitions and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2013	2012	2013	2012
Number of Company-owned stores:
Beginning of period	515	508	514	507
New(1)	2	5	3	5
Acquired from franchisees	—	—	—	1
Closed(1)	(3)	(3)	(3)	(3)

End of period	514	510	514	510

Number of franchised stores:
Beginning of period	51	50	51	49
New(2)	3	—	3	2
Acquired by the Company	—	—	—	(1)
Closed(2)	(1)	—	(1)	—

End of period	53	50	53	50

(1)	For the three and six months ended July 1, 2012, the number of new and closed Company-owned stores include two stores that were relocated.
(2)	For the three and six months ended June 30, 2013, the number of new and closed franchised stores included one store that was relocated.